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                                                                      EXHIBIT 24

                            SPECIAL POWER OF ATTORNEY

        The undersigned hereby constitutes and appoints Cathy Souers her true and lawful attorney-in-fact and agent with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, to this Form 10-QSB, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney- in-fact the full power and authority to and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Form 10-QSB has been signed by the following persons in the capacities and on the date indicated.

      By:      /s/ Cathy Souers
        -------------------------
        President
        November 13, 2000

      By:      /s/ Diana Hewitt
        -------------------------
        Secretary and Treasurer
        November 13, 2000